SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2008

Arbor EnTech Corp.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-30432	22-2035094
(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 56, Tuxedo Park, NY	10987
(Address of Principal Executive Offices)	(Zip Code)

(201) 782-9237
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.

Changes in Control of Registrant.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; compensatory Arrangements of Certain Officers.

On December 15, 2008, Brad Houtkin acquired 3,404,000 shares of the Registrant’s common stock, $.001 par value, from Wanda Shefts, in exchange for cash consideration of $3,404.00, which Mr. Houtkin paid from his personal funds.  The shares of common stock so acquired by Mr. Houtkin constitute 48.22% of the issued and outstanding common stock of the Registrant.  In addition, Brad and Sherry Houtkin (Brad Houtkin’s mother), as co-executors of the Estate of Harvey Houtkin, beneficially own an additional 3,413,695 shares of the Registrant’s common stock (this stock was acquired by the Estate of Harvey Houtkin following Mr. Houtkin’s death and the appointment of Brad and Sherry Houtkin as executors of the Estate).  Thus, Brad and Sherry Houtkin control in the aggregate 6,817,695 shares of the Registrant’s issued and outstanding common stock (or 96.70% of such common stock).

In connection with the consummation of the acquisition by Brad Houtkin on December 15, 2008, (i) Mark Shefts and Wanda Shefts resigned as officers and directors of the Registrant, (ii) Brad Houtkin was appointed President, Treasurer and a director, and (iii) Michael Houtkin (Sherry Houtkin’s son and Brad Houtkin’s brother) was appointed Secretary and a director.  Sherry Houtkin will continue as a director of the Registrant.  Brad and Sherry Houtkin and Mark and Wanda Shefts understood, at the time of Mark and Wanda Shefts’ resignations, that Brad and Michael Houtkin would be elected officers and directors of the Registrant.

Accordingly, effective December 15, 2008, the officers and directors of the Registrant were as follows:

Sherry Houtkin

Director

Brad Houtkin

President, Treasurer and Director

Michael Houtkin

Director and Secretary

Neither Brad nor Michael Houtkin will receive any compensation for acting as officers/directors of the Registrant.

Brad Houtkin has been employed as COO of Houtkin Consulting, Inc., a real estate investment firm, for more than the past 5 years.  Michael Houtkin has been employed as COO of Plaza Ventures, LLC, a company that sells promotional products, for more than the past 5 years.

For additional information regarding the Registrant, please see the Registrant’s Form 10KSB filed August 12, 2008 and its Form 10QSBs filed September 12, 2008 and December 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2008	Arbor EnTech Corp.

By /s/Brad Houtkin
Brad Houtkin, President